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                                                                  Exhibit 23 (b)

                  [Donovan Leisure Newton & Irvine Letterhead]



                               February 24, 1995

First SunAmerica Life
 Insurance Company
733 Third Avenue
4th Floor
New York, NY 10017

Ladies and Gentlemen:

     Referring to the Registration Statement on Form S-1 filed February 27, 1995 (the "Registration Statement") by First SunAmerica Life Insurance Company ("First Sun"), with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, I am of the opinion that:

     1) First Sun is a duly organized and existing stock life insurance company under the laws of the State of New York;

     2) The annuity contracts being registered by the Registration Statement will, upon sale thereof, be legally issued, fully paid and nonassessable, and, to the extent that they are construed to constitute debt securities, will be binding obligations of First Sun, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                             Very truly yours,

                                             /s/ JAMES P. CORCORAN
                                             ---------------------
                                             James P. Corcoran